                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report dated March 23, 1998 on the financial statements of Sumter Builders, Inc. made a part of this registration statement and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Columbia, South Carolina
January 21, 1999